Exhibit 1.1

EXECUTION VERSION

12,295,082 Shares

ATENTO S.A.

ORDINARY SHARES (NO NOMINAL VALUE PER ORDINARY SHARE)

UNDERWRITING AGREEMENT

November 9, 2017

November 9, 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th floor

New York, New York 10153

As Representatives (“you” or the “Representatives”) of the several Underwriters

Ladies and Gentlemen:

The shareholder of ATENTO S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 185761 (the “Company”) named in Schedule I hereto (the “Selling Shareholder”) proposes to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 12,295,082 ordinary shares (no nominal value per ordinary share) of the Company (the “Firm Shares”).

The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional 1,844,262 ordinary shares (no nominal value per ordinary share) (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The ordinary shares of the Company to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Selling Shareholder is hereinafter sometimes referred to as the “Seller”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule III hereto) on Form F-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated August 30, 2017 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the information described as such Section 11(c) below.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a public limited liability company (société anonyme), and is in good standing (to the extent such concept exists in the jurisdiction) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (“Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a company in good standing (to the extent such concept exists in the jurisdiction) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and as described in the items included or incorporated by reference in the Exhibit Index to the Registration Statement, all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except to the extent that such liens, encumbrances, equities or claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) have been duly authorized and are validly issued fully paid and non-assessable; and there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, other than such shares reserved for issuance under the Company’s equity incentive plan described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The Shares to be sold by the Selling Shareholder have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and the selling of such Shares by the Selling Shareholder will not be subject to any preemptive or similar rights that have not been duly waived.

(j) The Company has not taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate or conflict with (i) the articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) any applicable law or regulation or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clause (ii) and (iii) where such contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency is required for the offering and sale of the Shares and the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares by the Underwriters and the registration of the shares under the Securities Act and such consents, approvals, authorization, order and registration or qualification as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where such contravention or the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) There has not occurred any change or any development which has had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (iv) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws; and there are no proceedings that are pending, or to the Company’s knowledge contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; except as described in the Registration Statement under the caption “Certain Relationships and Related Party Transactions —Registration Rights Agreement.”

(s) There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(t) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the items included or incorporated by reference in the Exhibit Index to the Registration Statement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital share, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(u) The Shares are listed on the New York Stock Exchange.

(v) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, (i) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, rebates, gifts, entertainment expense or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage, or (ii) has made any payment or taken any action from any funds of the Company or any of its subsidiaries or controlled affiliates which violated or would result in a violation of any applicable provision of any anti-corruption law (including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), to the extent applicable); and the Company, its subsidiaries or controlled affiliates and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(w) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the FCPA, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), to the extent applicable, and the applicable anti-money laundering statutes of the Grand Duchy of Luxembourg (“Luxembourg”), Brazil, Spain, Mexico, Argentina and all other jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(z) For the past twenty-two months, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) Since the date of the audited financial statements incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(bb) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(dd) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

(gg) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act .

(ii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns in all applicable jurisdictions required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(jj) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Luxembourg or any political subdivision thereof or taxing authority therein , including interest and penalties, payable by or on behalf of the Underwriters either (a) on or by virtue of the Underwriters’ execution, delivery, performance or enforcement of this Agreement, or (b) on any payment to be made pursuant to this Agreement, except for (i) income taxes payable by the Underwriters relating to fees and commissions they will receive in connection with the transactions contemplated in this Agreement and (ii) a fixed or ad valorem (of, for instance 0.24 (zero point twenty four) percent of the amount of the payment obligation mentioned in the document so registered) registration duty (droit d’enregistrement) or any other similar tax in case of a voluntary registration or if such registration is required pursuant to a contractual obligation or if this Agreement is appended to a document that requires mandatory registration or if the Agreement is lodged with the notary for his records (déposé au rang des minutes d’un notaire).

(kk) Any third-party statistical and market related data included or incorporated by reference in a Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in or incorporated by reference in a Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Ernst & Young Auditores Independentes S.S., who have audited the consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(mm) The financial statements (together with the notes thereto) incorporated by reference in each Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, such financial statements have been prepared in conformity with IFRS applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein in all material respects.

(nn) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(oo) Under current laws and regulations of Luxembourg and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be declared by the Company in Euros and paid by the Company to the holder thereof in U.S. dollars or Euros and freely transferred out of Luxembourg (subject to any restrictions resulting from national or supra national sanctions or prohibitions applicable to certain jurisdictions) and all such payments made to holders thereof or therein who are non-residents of Luxembourg will not be subject to income, withholding or other taxes under laws and regulations of Luxembourg or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Luxembourg or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein, except (i) that distributions imputed for tax purposes on profits or accumulated profits or reserves are subject to a withholding tax of 15% (unless exemptions apply under Luxembourg law or double taxation treaties), (ii) if a withholding or deduction is required in respect of the Luxembourg law dated 24 July 2015 on FATCA and (iii) distributions derived from a reduction of share capital as defined in Article 97(3) of the Luxembourg income tax law including amongst other, share premium would be subject to a withholding tax of 15% up to the amount of the reserves or the profits recognizable for tax purposes by the Company on a standalone basis (unless exemptions apply under Luxembourg law or double taxation treaties).

(pp) Neither the Company nor any of its subsidiaries, nor any of their respective subsidiaries, the Company’s and its subsidiaries’ revenues, properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States of America or the State of New York or (iii) Luxembourg and Brazil. If the Company or any subsidiary or any of their respective revenues, properties or assets may have or hereafter acquire immunity from any such law or court, the Company has, pursuant to Section 19 hereof, waived and it will waive, or will cause its subsidiaries to waive, such immunity to the full extent permitted by law.

(qq) This Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof in Luxembourg against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Luxembourg of this Agreement, it is not necessary that this Agreement or any other document related hereto be filed or recorded with any court or other authority in Luxembourg or that any registration tax, stamp duty or similar tax be paid in Luxembourg on or in respect of this Agreement or any other document other than court costs, including(without limitation) filing fees and deposits to guarantee judgment required by a Luxembourg court of law and except as may be limited by bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, reorganisation or similar laws affecting the rights and remedies of creditors generally; except that, if such registration is required pursuant to a contractual obligation, or if this Agreement is appended to a deed which is mandatorily subject to registration, or if the Agreement is lodged with the notary for his records (déposé au rang des minutes d’un notaire), the Administration de l’Enregistrement et des Domaines will apply and collect a fixed or ad valorem registration tax (of, for instance 0.24 (zero point twenty four) percent of the amount of the payment obligation mentioned in the document so registered).

(rr) Any final and conclusive judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City in a civil or commercial suit arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby will be enforceable against the Company and will be recognized in Luxembourg, subject to applicable exequatur proceedings, and provided that in particular proof of the following conditions provided by Luxembourg law for enforcement of foreign court judgments may have to be given: (i) the judgment is duly enforceable in New York; (ii) the New York Court had jurisdiction over the subject matter of the action leading to the judgment; (iii) the New York Court has acted in accordance with its own procedural laws; (iv) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (v) the New York Court applied the substantive laws chosen by the parties to govern this Agreement; and (vi) the judgment is not contrary to the public order of Luxembourg.

(ss) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Luxembourg and will be recognized by the courts of Luxembourg, except that a Luxembourg court may refuse to apply the law of another jurisdiction if it is deemed to be contrary to Luxembourg public order and/or in certain circumstances Luxembourg mandatory law. The submission by the Company to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement constitutes a valid and legally binding obligation of the Company. Service of process in respect of a claim or action in a U.S. court pursuant to this Agreement, effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Luxembourg law is concerned, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 18 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, will not contravene any provision of applicable law, or the certificate of incorporation or articles of association or equivalent organizational document of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder except for such contraventions as would not, individually or in the aggregate, reasonably, be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as have been obtained and made under the Securities Act and such as may be required under the Exchange Act or the rules and the regulations thereunder by the securities or Blue Sky laws of the various state or foreign jurisdictions in connection with the offer and sale of the Shares.

(c) The Selling Shareholder has, and on the Closing Date will have, full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by the Selling Shareholder on such Closing Date hereunder, and valid title to or a valid security entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code) in respect of such Shares, free and clear of all security interests, claims, liens, equities or other encumbrances.

(d) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share register in accordance with its articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by or on behalf of the Selling Shareholder; it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the following information in the Prospectus: the Selling Shareholder’s name and the information relating to the principal shareholders and Selling Shareholder’s holdings of Shares set forth in the section entitled “Selling Shareholder”.

(f) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) The Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for and purchase from the Selling Shareholder at $8.685 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,844,262 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be subscribed for and purchased by the Underwriters and the date on which such shares are to be subscribed for and purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be subscribed for and purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be subscribed for and purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to subscribe for and purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of each of the Representatives, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

4. Terms of Public Offering. The Seller is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Seller is further advised by you that the Shares are to be offered to the public initially at $9.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.1890 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by the Seller shall be made to the Seller in Federal or other funds immediately available in New York City of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 14, 2017, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters for any Firm Shares and Additional Shares to be sold by the Selling Shareholder shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of such Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (ii) a certificate of the Selling Shareholder or Attorney-in-Fact therefor, as applicable, dated the Closing Date, to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct as of the Closing Date and the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before to the Closing Date.

(c) The Underwriters shall have received at the time of execution of this Agreement and on the Closing Date a certificate of the Chief Financial Officer of the Company, dated as of such respective date, in form and substance satisfactory to the Underwriters.

The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date opinions and a negative assurance letter of Kirkland & Ellis LLP, outside U.S. counsel for the Company and the Selling Shareholder, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date opinions of Arendt & Medernach S.A., outside Luxembourg counsel for the Company and the Selling Shareholder, dated the Closing Date, in form and substance satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Souza, Cescon, Barrieu, & Flesch Advogados, outside Brazilian counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Lefosse Advogados, Brazilian counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Underwriters shall have received on the Closing Date an opinion of NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Auditores Independentes S.S., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholder, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The Shares are listed on the New York Stock Exchange.

(m) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(n) The several obligations of the Underwriters to subscribe for and purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by the Selling Shareholder or the Attorney-in-Fact therefor, as applicable, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(iii) opinions of Kirkland & Ellis LLP, outside U.S. counsel for the Company and the Selling Shareholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) opinions of Arendt & Medernach S.A., outside Luxembourg for the Company and the Selling Shareholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) an opinion of Souza, Cescon, Barrieu, & Flesch Advogados, outside Brazilian counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) an opinion of Lefosse Advogados, Brazilian counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(viii) an opinion of NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;

(ix) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young Auditores Independentes S.S., independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(x) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company and the Selling Shareholder. Each of the Company and, to the extent applicable, the Selling Shareholder covenant with each Underwriter as follows:

(a) The Company will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing,

(A) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i) The Company and the Selling Shareholder shall not take, directly or indirectly, during the distribution period for Shares, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(j) All payments to be made by the Company and the Selling Shareholder under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company and the Selling Shareholder are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (i) were imposed by reason of any present or former connection between an Underwriter and Luxembourg, otherwise than solely from the execution of this Agreement or the receipt of payments hereunder or thereunder; and (ii) would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning nationality, residence, identity or connection with Luxembourg of such Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or charge. The Company and the Selling Shareholder further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, financial transaction or similar issuance or recordation tax, including any interest and penalties, on the placement of the Shares and on the execution and delivery of this Agreement.

(k) If requested by the Underwriters, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

8. Covenants of the Seller. The Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Seller agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Selling Shareholder’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority up to a maximum of $35,000 for counsel fees and disbursements, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

10. Covenants of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433 (h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives or directly expressly for use therein, it being understood and agreed that the only such information consists of the information described as such Section 11(c) below. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, and road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such consists of the following information in the Prospectus: paragraph ten, the first sentence of paragraph thirteen and paragraph fourteen under the heading “Underwriting”; provided, however, that the aggregate liability of each Underwriter hereunder shall in no event exceed such Underwriter’s net underwriting discounts and commissions (after deducting taxes and expenses).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting taxes and expenses) received by the Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Seller on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Seller and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. [Reserved.]

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities in Brazil or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to subscribe for and purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for and purchase is not more than one-tenth of the aggregate number of the Shares to be subscribed for and on such date, the other Underwriters shall be obligated severally and not jointly in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to subscribe for and purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for and purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for and purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for and purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for and purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the Seller shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for and purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed for and purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for and purchase the Additional Shares to be sold on such Option Closing Date or (ii) subscribe for and purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to subscribe for and purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Seller shall be unable to perform its obligations under this Agreement, the Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Selling Shareholder hereby submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (except for proceedings instituted in regard to the enforcement of a judgment of any such court) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholder have appointed Contact US Teleservices Inc., 5959 Northwest Parkway, San Antonio, Texas 78249, as their authorized agent (“Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholder hereby represents and warrants that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholder agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect for a period of seven years from the date of this Agreement. Service of process in compliance with applicable requirements upon the Company’s and the Selling Shareholder’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

The obligation of the Company or the Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

19. Waiver of Immunity. To the extent that either the Company or the Selling Shareholder has or hereafter may acquire any immunity (whether on the basis of sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Selling Shareholder hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you (i) in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: IBCM-Legal, and (iii) in care of Itau BBA USA Securities, Inc., 767 Fifth Avenue, 50th floor, New York, New York 10153, Attention: Steven Hurwitz, and; if to the Company shall be delivered, mailed or sent to C/Quintanavides, N.17-2 Planta, 28050 Las Tablas, Madrid Spain, Attention: Chief

Financial Officer and if to the Selling Shareholder shall be delivered, mailed or sent to Atalaya Luxco PikCo S.C.A., Da Vinci Building, 4 rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg, Attention: Legal Department.

Very truly yours,

ATENTO S.A.

By:	/s/ Vishal JUGDEB
Name: Vishal JUGDEB
Title: Director

ATALAYA LUXCO PIKCO S.C.A. by Atalaya Luxco Pikco Sarl its general partner

By:	/s/ Vishal JUGDEB
Name: Vishal JUGDEB
Title: Manager

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Itau BBA USA Securities, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Amna Malik
Name: Amna Malik
Title: Vice President

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Todd Noffke
Name: Todd Noffke
Title: Managing Director

By:	Itau BBA USA Securities, Inc.

By:	/s/ Roderick Greenlees
Name: Roderick Greenlees
Title: Managing Director, Global Head of IBD

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Option Shares To Be Sold
ATALAYA LUXCO PIKCO S.C.A.	12,295,082	1,844,262

Total:	12,295,082	1,844,262

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	5,743,559
Credit Suisse Securities (USA) LLC	2,551,230
Itau BBA USA Securities, Inc.	2,551,230
Barrington Research Associates, Inc.	483,021
Goldman Sachs & Co. LLC	483,021
Robert W. Baird & Co. Incorporated	483,021
Total:	12,295,082

SCHEDULE III

Registration Statement File No.:	333-220065

Time of Sale Prospectus	1. Prospectus dated August 18, 2017 relating to the Shelf Shares 2. The preliminary prospectus supplement dated November 6, 2017 relating to the Shares

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 20

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th floor

New York, New York 10153

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Itau BBA USA Securities, Inc. (“IBBA”) (together with Morgan Stanley and Credit Suisse, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Atento S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 185761 (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of ordinary shares, with no par value per share (the “Shares”), of (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common

Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or sold pursuant to the Underwriting Agreement, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to the undersigned’s subsidiaries, affiliates, members, limited partners or shareholders or to any investment fund or other entity controlled by or under common control with the undersigned, (d) transfers to any trust, limited partnership or limited liability company for the direct or indirect benefit of the undersigned or any “immediate family member” (as defined in Rule 16c-1 under the Exchange Act) of the undersigned, (e) any transfer by will or intestate succession upon the death of the undersigned, (f) transfers to the Company in connection with the exercise (including cashless exercise) of convertible securities or options to purchase Common Stock pursuant to existing employee plans identified in the Prospectuses on the terms of such plans, (g) transfers in connection with the completion of a sale of 100% of the Company pursuant to a purchase agreement entered into by the Company, (h) transfers to the Company for the purpose of satisfying any tax liability (including estimated taxes) due as a result of the exercise of options or as a result of the vesting of or upon the receipt of equity awards held by the undersigned, (i) in the event any shareholder that is subject to a lockup agreement substantially in the form of this letter agreement is permitted to conduct a registered, secondary offering of Common Stock during the 90-day period referred to above and the undersigned is entitled to tag along rights with respect to such sale, to the extent of the Common Stock entitled to tag along rights in such secondary offering and only to the extent sold as part of such offering, or (j) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter; provided further that in the case of any transfer or distribution pursuant to clause (a), (b), or (d) no other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with such transfer or distribution; and provided further that in the case of any transfer or distribution pursuant to clause (f), any filing by any party under the Exchange Act, or other public announcement shall be required to state that such transfer or distribution was to the Company in connection with the exercise of convertible securities or options or the vesting of equity awards in connection with an employee benefit plan. In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, except as provided in clause (i) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises each of the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) November 30, 2017, if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Atento S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg Findel, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 185761 (the “Company”) of ordinary shares, with no par value per share (the “Common Stock”), of the Company and the lock-up letter dated             , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to              shares of Common Stock (the “Shares”).

Each of the Representatives hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    . This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC Credit Suisse Securities (USA) LLC
Itau BBA USA Securities, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Itau BBA USA Securities, Inc.

By:
Name:
Title:

cc: Company